EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PhotoWorks, Inc. (the "Company") on Form 10-K for the period ending September 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gary Christophersen, Chief Executive Officer of the Company, and Loran Cashmore Bond, Chief Accounting Officer certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, as of the date hereof, to the best of our knowledge and belief:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the stated periods.

Signature: /s/ Gary R. Christophersen    Signature: /s/ Loran Cashmore Bond
               Gary R. Christophersen                   Loran Cashmore Bond
               Chief Executive Officer                  Chief Accounting Officer

               Dated: December 20, 2002                 Dated: December 20, 2002